                                                                  EXHIBIT 4.3
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                               WARRANT AGREEMENT

                                 BY AND BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF JUNE 14, 1994



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

                               TABLE OF CONTENTS


                                                                                                                            PAGE
                                                                                                                            ----
SECTION 1.  Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Execution of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 3.  Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 4.  Registration of Transfers and Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 5.  Warrants; Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 6.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 7.  Mutilated or Missing Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 8.  Reservation of Warrant Shares; Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 9.  Obtaining Stock Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 10.  Adjustment of Exercise Price and Number of Warrant Shares Issuable . . . . . . . . . . . . . . . . . . . . . .   6

   (a)   Adjustment for Change in Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   (b)   Adjustment for Rights Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   (c)   Adjustment for Other Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   (d)   Adjustment for Common Stock Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   (e)   Adjustment for Convertible Securities Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   (f)   Current Market Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   (g)   Consideration Received   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   (h)   When De Minimis Adjustment May Be Deferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   (i)   When No Adjustment Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   (j)   Notice of Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   (k)   Voluntary Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   (l)   Notice of Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   (m)   Reorganization of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   (n)   Company Determination Final  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   (o)   When Issuance or Payment May Be Deferred   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   (p)   Adjustment in Number of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   (q)   Form of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 11.  Fractional Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15



                                       i
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
                                                                                                                           Page
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
SECTION 12.  Notices to Warrant holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 13.  Notices to Company and Warrant Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 14.  Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 15.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 16.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 17.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 18.  Benefits of This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 19.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

       THIS WARRANT AGREEMENT (the "Agreement") is dated as of June 14, 1994 and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company"), and NESTLE HOLDINGS, INC., a Delaware corporation ("Nestle"). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement (as defined below).

       WHEREAS, the Company proposes to issue to Nestle, or its designee, Common Stock Purchase Warrants, in Series A and Series B, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 2,000,000 shares (1,000,000 shares for each of Series A and Series B) of Common Stock, $1.00 par value (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement").

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

       SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibits A and B attached hereto.

       SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

       In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

       SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued.

       SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

       The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

       "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

       Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

       SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each holder of Series A Warrants shall have the right, which may be exercised commencing at the opening of business on June 14, 1994 and until 5:00 p.m., Los Angeles time on June 14, 1997, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares. Each Series A Warrant not exercised prior to 5:00 p.m., Los Angeles time on June 14, 1997 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

       Subject to the terms of this Agreement, each holder of Series B Warrants shall have the right, which may be exercised commencing at the opening of business on June 14, 1994 and until 5:00 p.m., Los Angeles time on June 14, 1999, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Series B Warrant not exercised prior to 5:00 p.m., Los Angeles time on June 14, 1999 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

       In addition, the Company shall have the right, upon 10 business days' prior written notice, to cause the holder of any Warrants to exercise such
Warrants: (i) at any time prior to June 14, 1997 at an Exercise Price that is equal to $24.00 per share (subject to adjustment pursuant to Section 10), or
(ii) with respect to the Series A Warrants, at any time during the three-year term of such Warrants, and with respect to the Series B Warrants, at any time during the five-year term of such Warrants, at the Exercise Price then in effect for such Warrant Shares, if the average of the Quoted Prices (as defined in Section 10(f)) of the Common Stock for the 130 trading days preceding the date of such requirement shall equal or exceed $60.00 per share (provided that such $60.00 per share figure shall be subject to equitable adjustment to reflect stock splits, stock dividends, or reclassifications or other similar recapitalizations).

       If the requirements of the HSR Act must be complied with in order for Nestle to consummate the purchase of the Warrant Shares contemplated by this
Section 5, then (A) as soon as practicable, the Company and Nestle shall make all filings required under the HSR Act and (B) consummation of the exercise of the subject Warrants shall occur only after the applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of such exercise.

       Notwithstanding the foregoing paragraph, the Company shall have no right to cause any exercise of the Warrants:

       (a) pursuant to clause (i) of the second preceding paragraph during such time as any GECC Event of Default is outstanding (without regard to whether notice or passage of time has occurred and whether or not such GECC Event of Default has been waived), unless Nestle waives in writing the provisions of this clause (a), or

       (b) pursuant to either clause (i) or clause (ii) of the second preceding paragraph, after the delivery by Nestle Ice Cream Company ("NICC") to the Company of an irrevocable notice of termination under the Distributor Agreement, whether or not cause exists for such notice and whether or not the Company has breached any of its obligations under such Distributor Agreement.

In the event that the Company elects to cause any exercise of the Warrants pursuant to either clause (i) or clause (ii) of the foregoing paragraph during such period as NICC is making a claim in good faith that the Company is in breach of one or more of its commitments under the Distributor Agreement, then Nestle shall be entitled to offset the aggregate Exercise Price due the Company with respect to such exercise against the amounts owed by the Company to NICC for (1) products purchased or (2) pursuant to the indemnification provisions of
Section 5(e) under the Distributor Agreement as of the date of such exercise, if any.

       A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price per share of Common Stock (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A or B, subject to adjustment pursuant to Section 10, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

       Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if an agreement for a consolidation, merger or lease or sale of all or substantially all of the assets of the Company shall have been entered into or approved of by the Company's Board of Directors, or a tender offer or an exchange offer for shares of Common Stock of the Company shall have been made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

       The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part, in minimum increments of 100,000 shares, and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

       All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

       SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

       SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

       SECTION 8. Reservation of Warrant Shares; Rights. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

       The Company shall issue, together with each Warrant Share issued upon exercise of a Warrant, one Right (or other securities in lieu thereof), and any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

       The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

       Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

       The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

       SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

       SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

  (a)  Adjustment for Change in Capital Stock.

       If the Company:

       (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

       (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

       (3) combines its outstanding shares of Common Stock into a smaller number of shares;

       (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

       (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price shall be adjusted in accordance with the formula:

                                           O
                                  E' = E x -
                                           A

Where:

  E' = the adjusted Exercise Price

  E = the current Exercise Price

  O = the number of shares outstanding prior to such action

  A = the number of shares outstanding immediately after such action


       In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action.

       If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

       Such adjustment shall be made successively whenever any event listed above shall occur.

  (b)  Adjustment for Rights Issue.

       If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                           N x P
                                       O + -----
                                             M
                              E' = E x ---------
                                         O + N
where:

     E' =        the adjusted Exercise Price.

     E  =        the current Exercise Price.

     O  =        the number of shares of Common Stock outstanding on the record date.

     N  =        the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

     P  =        the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

     M  =        the current market price per share of Common Stock on the
                 record date.

                 The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c)     Adjustment for Other Distributions.

                 If the Company distributes to all holders of its Common Stock any of its assets (including, but not limited to, cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                         M - F
                                E' = E x -----
                                           M

where:

     E' =        the adjusted Exercise Price.

     E  =        the current Exercise Price.

     M  =        the current market price per share of Common Stock on the
                 record date mentioned below.

     F  =        the fair market value on the record date of the assets,
                 securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

                 The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10, nor does it apply to distributions by the Company of regular quarterly cash dividends to all holders of its Common Stock to the extent such dividends do not exceed an aggregate amount (when added to prior regular quarterly cash dividends distributed on or since December 27, 1992) equal to 40% of the Company's cumulative net income (or net loss), determined in accordance with generally accepted accounting principles (but excluding after- tax gains from sales of material assets), during the period (treated as one accounting period) commencing on December 27, 1992 and ending on the date any such dividend is paid.

         (d)     Adjustment for Common Stock Issue.

                 If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                             P
                                         O + -
                                             M
                                E' = E x -----
                                           A

where:

     E' =        the adjusted Exercise Price.

     E  =        the then current Exercise Price.

     O  =        the number of shares outstanding immediately prior to the
                 issuance of such additional shares.

     P  =        the aggregate consideration received for the issuance of such additional shares.

     M  =        the current market price per share on the date of issuance of such additional shares.

     A  =        the number of shares outstanding immediately after the
                 issuance of such additional shares.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 This subsection (d) does not apply to:

                 (1) any of the transactions described in subsections (b) and (c) of this Section 10,

                 (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

                 (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder),

                 (4) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock for which rights or warrants an adjustment has been made pursuant to Section 10(b),

                 (5) Common Stock issued to shareholders of any person which merges with the Company or an affiliate thereof in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                 (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (e)     Adjustment for Convertible Securities Issue.

                 If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                             P
                                         O + -
                                             M
                                E' = E x -----
                                         O + D

where:

     E' =        the adjusted Exercise Price.

     E  =        the then current Exercise Price.

     O  =        the number of shares outstanding immediately prior to the
                 issuance of such securities.

     P  =        the aggregate consideration received for the issuance of such securities.

     M  =        the current market price per share on the date of issuance of such securities.

     D  =        the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                 This subsection (e) does not apply to:

                 (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                 (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (f)     Current Market Price.

                 In subsections (b), (c), (d) and (e) of this Section 10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The

"Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq National Market System, or if the Common Stock is listed on a national securities exchange, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

         (g)     Consideration Received.

                 For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

                 (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                 (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

                 (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h)     When De Minimis Adjustment May Be Deferred.

                 No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                 All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i)     When No Adjustment Required.

                 No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 10 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                 No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                 No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j)     Notice of Adjustment.

                 Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (k)     Voluntary Reduction.

                 The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                 Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                 A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
(c), (d) and (e) of this Section 10.

         (l)     Notice of Certain Transactions.

                 If:

                 (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b),
         (c), (d) or (e) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this
         Section 10;

                 (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 10; or

                 (3)      there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m)     Reorganization of Company.

                 If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

                 If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                 If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

         (n)     Company Determination Final.

                 Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this
Section 10 is conclusive.

         (o)     When Issuance or Payment May Be Deferred.

                 In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p)     Adjustment in Number of Shares.

                 Upon each adjustment of the Exercise Price pursuant to this
Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                          E
                                 N' = N x --
                                          E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N  =        the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' =        the adjusted Exercise Price.

     E  =        the Exercise Price prior to adjustment.

         (q)     Form of Warrants.

                 Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                 SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price (as defined in Section 10(f)) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                 SECTION 12. Notices to Warrant holders. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the

Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

                 In case:

                 (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                 (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of
         Section 10 hereof); or

                 (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer made by the Company for shares of Common Stock; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer made by the Company for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                 SECTION 13. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if delivered by a recognized overnight delivery service, or deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                              T. Gary Rogers
                              Chief Executive Officer and Chairman of the Board Dreyer's Grand Ice Cream, Inc.
                              5929 College Avenue
                              Oakland, California 94618

                 Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if delivered by a recognized overnight delivery service, or deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the warrant register of the Company.

                 SECTION 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

                 SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

                 SECTION 16. Termination. This Agreement shall terminate at 5:00 p.m., Los Angeles time on June 14, 1999. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

                 SECTION 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

                 SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

                 SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                           [SIGNATURE PAGE TO FOLLOW]

                 IN WITNESS WHEREOF, the Company and Nestle have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                           DREYER'S GRAND ICE CREAM, INC.


                                           /s/ T. Gary Rogers
                                           ________________________________
                                           By: T. Gary Rogers
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                                           NESTLE HOLDINGS, INC.



                                           /s/ Mario A. Corti
                                          ________________________________
                                          By: Mario A. Corti
                                          Title: Senior Vice President-
                                                 Finance

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

       EXERCISABLE ON OR BEFORE JUNE 14, 1997
No.                                                1,000,000 Series A Warrants

                          Series A Warrant Certificate

                         DREYER'S GRAND ICE CREAM, INC.

                 This Warrant Certificate certifies that Nestle Holdings, Inc., or registered assigns, is the registered holder of 1,000,000 Series A Warrants expiring at 5:00 p.m., Los Angeles time on June 14, 1997 (the "Warrants") to purchase Common Stock, $1.00 par value (the "Common Stock"), of Dreyer's Grand Ice Cream Inc., a Delaware corporation (the "Company"). Each Series A Warrant entitles the holder upon exercise to receive from the Company prior to 5:00 p.m., Los Angeles time on June 14, 1997, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $32.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 No Warrant may be exercised after 5:00 p.m., Los Angeles time on June 14, 1997, and to the extent not exercised by such time such Warrants shall become void.

                 The Company shall have the right to cause the holder of this Warrant to exercise this Warrant, in certain circumstances, pursuant to the terms of the Warrant Agreement.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                           DREYER'S GRAND ICE CREAM, INC.


                                           _______________________________
                                           By:
                                           President


                                           _______________________________
                                           By:
                                           Secretary

                     [Form of Series A Warrant Certificate]

                                   [Reverse]

                 The Series A Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Los Angeles time on June 14, 1997 entitling the holder on exercise to receive shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of June 14, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrants may be exercised at any time prior to 5:00 p.m., Los Angeles time on June 14, 1997. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of June 14, 1994, between the Company and Nestle Holdings, Inc. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Dreyer's Grand Ice Cream, Inc. in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is __________________________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                               Signature:____________________________________


Date: ________________________



                    Signature Guaranteed:____________________________________

                                                                       EXHIBIT B
                         [Form of Warrant Certificate]

                                     [Face]

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

       EXERCISABLE ON OR BEFORE JUNE 14, 1999

No.                                                1,000,000 Series B Warrants

                          Series B Warrant Certificate

                         DREYER'S GRAND ICE CREAM, INC.

                 This Warrant Certificate certifies that Nestle Holdings, Inc., or registered assigns, is the registered holder of 1,000,000 Series B Warrants expiring at 5:00 p.m., Los Angeles time on June 14, 1999 (the "Warrants") to purchase Common Stock, $1.00 par value (the "Common Stock"), of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"). Each Series B Warrant entitles the holder upon exercise to receive from the Company prior to 5:00 p.m., Los Angeles time on June 14, 1999, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $32.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 No Warrant may be exercised after 5:00 p.m., Los Angeles time on June 14, 1999, and to the extent not exercised by such time such Warrants shall become void.

                 The Company shall have the right to cause the holder of this Warrant to exercise this Warrant, in certain circumstances, pursuant to the terms of the Warrant Agreement.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                              DREYER'S GRAND ICE CREAM, INC.



                                              _______________________________
                                              By:
                                              President



                                              _______________________________
                                              By:
                                              Secretary

                     [Form of Series B Warrant Certificate]

                                   [Reverse]

                 The Series B Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Los Angeles time on June 14, 1999 entitling the holder on exercise to receive shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of June 14, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrants may be exercised at any time prior to 5:00 p.m., Los Angeles time on June 14, 1999. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of June 14, 1994, between the Company and Nestle Holdings, Inc. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Dreyer's Grand Ice Cream, Inc. in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is __________________________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                                      Signature:_______________________________



Date: ________________________



                           Signature Guaranteed:_______________________________